UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2023

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 2, 2023, Packaging Corporation of America (“PCA”) held its 2023 Annual Meeting of Stockholders, at which the following proposals were voted upon and approved by PCA’s stockholders:

(a) Election of Directors. Voting results are summarized as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Vote
Cheryl K. Beebe	66,786,534	9,598,850	57,755	4,374,117
Duane C. Farrington	75,883,582	499,191	60,366	4,374,117
Donna A. Harman	75,867,680	519,226	56,233	4,374,117
Mark W. Kowlzan	68,696,382	7,687,193	59,564	4,374,117
Robert C. Lyons	73,344,365	3,036,959	61,815	4,374,117
Thomas P. Maurer	75,871,098	512,332	59,709	4,374,117
Samuel M. Mencoff	63,587,134	12,797,627	58,378	4,374,117
Roger B. Porter	59,938,932	16,443,299	60,908	4,374,117
Thomas S. Souleles	70,197,222	6,184,622	61,295	4,374,117
Paul T. Stecko	71,064,025	5,324,168	54,946	4,374,117

(b)     Ratification of Independent Registered Public Accounting Firm. The audit committee’s appointment of KPMG LLP as PCA’s independent registered public accounting firm was ratified by the following vote: 79,104,653 votes for, 1,660,315 votes against, and 52,288 abstentions.

(c)    Approval of PCA’s Executive Compensation. 72,343,447 votes for, 3,968,815 votes against, 130,878 abstentions and 4,374,117 broker non-votes.

(d)    Frequency of Vote on Executive Compensation. 74,831,036 for one year; 78,781 for two years; 1,436,641 for three years, 96,681 abstentions; and 4,374,117 broker non-votes. PCA will continue to hold votes on its executive compensation every year until the next time stockholders vote on the frequency of the vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Senior Vice President, General Counsel & Secretary

Date: May 4, 2023